SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 15, 2005
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-1 UNDERWRITING AGREEMENT
EX-5 OPINION OF KILPATRICK STOCKTON, LLP
EX-99 PRESS RELEASE, DATED NOVEMBER 16, 2005

Item 7.01 Regulation FD Disclosure
On November 16, 2005, United Community Banks, Inc. issued a news release announcing its public offering of 1.35 million shares of common stock.
Item 8.01 Other Events
This current report on Form 8-K files certain exhibits to the shelf registration statement (the “Shelf Registration Statement”) of United Community Banks, Inc. (the “Company”) on Form S-3 (Registration No. 333-116623).

On November 15, 2005, the Company entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. as representative of the underwriters named therein (the “Underwriting Agreement”), in connection with the public offering of 1,350,000 shares of common stock of the Company at a public offering price of $27.75 per share. The Company granted the underwriters a 30-day option to purchase up to an additional 202,500 shares of common stock pursuant to the Underwriting Agreement to cover over-allotments, if any. The offering is being made in connection with a prospectus and prospectus supplement filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

The Underwriting Agreement is being filed as Exhibit 1 to this Current Report on Form 8-K. The opinion of the Company’s counsel as to the legality of the common stock is being filed as Exhibit 5. Exhibits 1, 5, and 23 filed herewith are incorporated by reference into the Shelf Registration Statement.
Item 9.01 Financial Statements and Exhibits
(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:
1	Underwriting Agreement dated November 15, 2005 between the Company and Sandler O’Neill & Partners, L.P. as representatives of the underwriters named therein.

5	Opinion of Kilpatrick Stockton, LLP, as to the legality of the common stock.

23	Consent of Kilpatrick Stockton, LLP (included in Exhibit 5).

99	Press Release, dated November 16, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas C. Gilliland
Thomas C. Gilliland Executive Vice President
November 16, 2005